                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              MOVADO GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              MOVADO GROUP, INC.
                               125 CHUBB AVENUE
                         LYNDHURST, NEW JERSEY 07071

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                June 19, 2001


Notice is hereby given that the Annual Meeting of Shareholders of Movado Group, Inc. will be held on Tuesday, June 19, 2001 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York for the following purposes:

        1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected and qualified;

        2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2002;

        3. To act upon a proposal to amend the Company's 1996 Stock Incentive Plan;

        4. To approve a performance based executive bonus plan; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock and Class A Common Stock of record at the close of business on May 11, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponements or adjournments thereof.







Dated:  May 25, 2001                         By order of The Board of Directors



                                             Timothy F. Michno
                                             Secretary and General Counsel

[MOVADO GROUP LOGO]





May 25, 2001


Dear Shareholders:


        We cordially invite you to attend the 2001 Annual Meeting of the shareholders of Movado Group, Inc. The meeting will be held on Tuesday, June 19, 2001, at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett located at 425 Lexington Avenue, New York, New York. The official Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

        We hope you will be able to attend and participate in the meeting. We will be reporting on the Company's progress and responding to questions you may have about the Company's business.

Whether or not you plan to attend, the vote of every shareholder is important and your cooperation in completing, signing and returning your proxy promptly will be appreciated.


        We hope to see you at the Annual Meeting.




Sincerely,



Gedalio Grinberg
Chairman of the Board




WWHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE,

                              MOVADO GROUP, INC.
                               125 CHUBB AVENUE
                             LYNDHURST, NJ 07071

                               PROXY STATEMENT

                   INFORMATION CONCERNING THE SOLICITATION

        This proxy statement and the accompanying proxy are being furnished to the shareholders of Movado Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, June 19, 2001 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York and at any adjournments thereof. It is expected that this proxy statement and the form of proxy will first be sent to shareholders on or about May 29, 2001.

        At the Annual Meeting, the holders of the Company's Common Stock and Class A Common Stock (together the "Capital Stock") will be asked to consider and vote upon the following proposals:

        1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

        2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2002;

        3. To act upon a proposal to amend the Company's 1996 Stock Incentive Plan;

        4.  To approve a performance based executive bonus plan; and

        5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will have the power to vote all proxies received, and not theretofore revoked, in accordance with the recommendations of the Board of Directors. If the enclosed proxy is properly executed, returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the nominees for Directors identified below; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2002; FOR the proposal to amend the Company's 1996 Stock Incentive Plan; and FOR the approval of a performance based executive bonus plan.

        Abstentions will be treated as present for purposes of determining a quorum for the Annual Meeting. Proxies returned by brokers as "non-votes" will not be treated as present for purposes of determining the presence of a quorum.

        Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                        OUTSTANDING VOTING SECURITIES

        The Board of Directors has fixed the close of business on May 11, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date there were 8,152,690 shares of Common Stock outstanding and 3,483,276 shares of Class A Common Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Class A Common Stock is entitled to 10 votes. The holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The approval of proposals 2, 3 and 4 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

                              SECURITY OWNERSHIP
                            OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock and the Common Stock as of the Record Date (except as otherwise noted in footnotes 3, 5, 6, and 13) by
(i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Class A Common Stock or of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all executive officers and directors as a group. Unless otherwise noted, all shares are beneficially owned by the persons indicated.


                                                                               PERCENT OF OUTSTANDING
                                                                               SHARES OF CAPITAL STOCK
                                                                               -----------------------
                                                    SHARES OF
                                                     CLASS A      SHARES OF
                                                     COMMON         COMMON                                PERCENT OF
                                                      STOCK         STOCK        CLASS A                    TOTAL
                                                  BENEFICIALLY  BENEFICIALLY     COMMON      COMMON        VOTING
     NAME OF BENEFICIAL OWNER                         OWNED         OWNED         STOCK       STOCK       POWER (1)
---------------------------------------------------------------------------------------------------------------------
Margaret Hayes Adame(2)...................              -           3,875           -           *             *
Kenneth J. Adams (3)......................              -               9           -           *             *
Richard J. Cote ((4)......................              -         166,000           -          2.0%           *
Dimensional Fund Advisors Inc.(5).........              -         774,612           -          9.5%          1.8%

FMR Corp. (6)                                           -         950,500           -         11.7%          2.2%

Alexander Grinberg (7)....................          1,648,723      10,300         47.3%         *           38.4%

Efraim Grinberg (8).......................            838,566     362,405         24.1%        4.4%         20.4%

Gedalio Grinberg (9)......................          2,199,785      61,155         63.2%         *           51.3%

Alan H. Howard (2)........................              -           2,937           -           *             *

Timothy F. Michno (10)....................              -           6,672           -           *             *

Donald Oresman (2)........................              1,960       2,000           *           *             *

Miriam Phalen (11)........................          1,630,362        -            46.8%         -           37.9%

Leonard L. Silverstein (2)(12)............            456,468      48,323        13.1.%         *           10.7%

Thomson Horstman & Bryant, Inc.(13).......              -         801,835           -          9.8%           *

All executive officers and directors as a
group (11 persons) (14)...................          3,040,311     601,821         87.3%        7.4%         72.2%


----------------
*      DENOTES LESS THAN ONE PERCENT

The address for Messrs. Adams, Cote, A. Grinberg, G. Grinberg. E. Grinberg, Howard, Michno, Oresman and Silverstein and Ms. Hayes-Adame and Ms. Phalen is c/o Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

(1) In calculating the percent of total voting power, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated.

(2) The total shares of Common Stock reported as beneficially owned by each of Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein includes 2,000 shares each has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(3) As one of the four most highly compensated executive officers, other than the CEO, who was serving as an executive officer during the Company's last fiscal year ending January 31, 2001, Mr. Adams was a "Named Executive Officer". However, Mr. Adams resigned on December 5, 2000 as Senior Vice President and Chief Financial Officer although he remained employed by the Company through the close of business on January 31, 2001 and, therefore, the number of shares of Common Stock shown as owned by him is the number as of that date.

(4) The total shares of Common Stock reported as beneficially owned by Mr. Cote includes 46,000 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(5) On February 2, 2001 in a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors, Inc. ("DFA") reported beneficial ownership as of December 31, 2000 of 774,612 shares of Common Stock as to all of which it has sole voting and investment power. DFA also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6) In a joint filing on Schedule 13G dated February 14, 2001, under the Exchange Act, FMR Corp., together with its wholly owned subsidiary, Fidelity Management and Research Company ("Fidelity"), and Edward C. Johnson 3d and Abigail P. Johnson in their capacity as a controlling group of FMR Corp., each reported beneficial ownership as of December 31, 2000 of 950,500 shares of Common Stock as to which each such reporting person reported having sole dispositive power and no voting power. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) The total number of shares of Class A Common Stock beneficially owned by Mr. Alexander Grinberg includes 1,492,048 shares owned by Grinberg Partners L.P. of which Mr. A. Grinberg is a limited partner, and 32,578 shares owned by trusts for the benefit of Mr. A. Grinberg's niece and nephew, of which trusts he is a co-trustee with Mr. Mark Fishman. Mr. A. Grinberg has shared voting and investment power with Grinberg Partners L.P., Grinberg Group Partners (the general partner of Grinberg Partners L.P.) and Miriam Phalen over the 1,492,048 shares owned by Grinberg Partners L.P. and shared voting and investment power with Mr. Fishman over the 32,578 shares owned by the trusts. The Common Stock owned by Mr. A. Grinberg represents the number of shares he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(8) The total number of shares of Class A Common Stock beneficially owned by Mr. Efraim Grinberg includes an aggregate of 281,653 shares held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is sole trustee. As sole trustee, Mr. E. Grinberg has sole investment and voting power with respect to the shares held by such trusts. In addition, the amount of shares of Class A Common Stock reported for Mr. E. Grinberg includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is co-trustee with Mr. Leonard L. Silverstein. As a co-trustee, Mr. E. Grinberg has shared investment and voting power with Mr. Silverstein with respect to the shares of Class A Common Stock held by such trusts. The total number of shares of Common Stock owned by Mr. E. Grinberg includes 40,559 shares of Common Stock held under the Company's Employee Savings and Investment Plan ("401(k) Plan"), the trustees of which are Messrs. Gedalio Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 14,971 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr. E. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr. E. Grinberg disclaims beneficial ownership as to the 477,107 shares of Class A Common Stock held by the trusts for the benefit of his siblings of which he is trustee or co-trustee; the 40,559 shares of Common Stock held under the Company's 401(k) Plan and the 14,971 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 40,559 shares held under the Company's 401(k) Plan. The total number of shares of Common Stock owned by Mr. E. Grinberg also includes 305,000 shares of Common Stock which he has the right to acquire by the exercise of options under the Company's 1996 Incentive Stock Plan.

(9) The total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Leonard L. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. Also included in the total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg are 1,492,048 shares owned by Grinberg Partners L.P., a Delaware limited partnership, of which Grinberg Group Partners, a Delaware general partnership ("GGP"), is the general partner. As the managing partner of GGP, Mr. G. Grinberg has shared power to direct the voting and disposition of the shares owned by Grinberg Partners L.P. The total number of shares of Common Stock beneficially owned by Mr. G. Grinberg includes 40,559 shares of Common Stock held under the Company's 401(k) Plan, the trustees for which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 14,971 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr.
        G. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr. G. Grinberg disclaims beneficial ownership as to the 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation; the 40,559 shares of Common Stock held under the Company's 401(k) Plan and the 14,971 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 40,559 shares held under the Company's 401(k) Plan.

(10) The total number of shares of Common Stock reported as beneficially owned by Mr. Michno includes 6,663 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(11) The total number of shares of Class A Common Stock beneficially owned by Ms. Miriam Phalen includes 1,492,048 shares owned by Grinberg Partners L.P. of which Ms. Phalen is a limited partner, and 32,575 shares owned by trusts for the benefit of Ms. Phalen's children of which trusts Ms. Phalen is the sole trustee. Ms. Phalen has shared voting power with Grinberg Partners L.P., Grinberg Group Partners (general partner of Grinberg Partners L.P.) and Alexander Grinberg over the 1,492,048 shares owned by Grinberg Partners L.P.

(12) The total number of shares of Class A Common Stock beneficially owned by Mr. Leonard L. Silverstein includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr.
        G. Grinberg's three children, of which trusts Mr. Silverstein is co-trustee with Mr. E. Grinberg, with whom he has shared investment and voting power as to the shares held by such trusts. The total number of shares of Class A Common Stock reported for Mr. Silverstein also includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, of which Mr. G. Grinberg, his wife and Mr. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. The total number of shares of Common Stock beneficially owned by Mr. Silverstein includes 2,000 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan and 2,000 shares owned by the Leonard and Elaine Silverstein Family Foundation of which Mr. Silverstein and his wife are the directors and officers and as to which shares they have shared investment and voting power. The remaining number of shares of Common Stock beneficially owned by Mr. Silverstein are held by a trust of which Mr. Silverstein is trustee and as to which shares he has sole investment and voting power. Mr. Silverstein disclaims beneficial ownership of the shares of Class A Common Stock held by the trusts of which he is co-trustee with
        E. Grinberg, by The Grinberg Family Foundation and by The Leonard and Elaine Silverstein Family Foundation.

(13) On February 2, 2001 in a filing on Schedule 13G under the Exchange Act, Thomson, Horstmann & Bryant, Inc. with an address at Park 80 West, Plaza One, Saddle Brook, New Jersey 07663, reported beneficial ownership of 801,835 shares of Common Stock on December 31, 2000 as to which it reported having sole voting power over 334,474 shares, shared voting power over 31,225 shares, and sole dispositive power over all such shares. The reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect.

(14) Excludes double counting of shares deemed to be beneficially owned by more than one person. Unless otherwise indicated, the individuals named have sole investment and voting power.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

        Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-laws provide that the number of Directors constituting the Board may be changed by action of the Board of Directors, so long as the number is not less than three. The Board currently consists of seven directors. All of the nominees are members of the present Board of Directors. If any nominee for election to the Board of Directors of the Company should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors or the number of Directors constituting the Board may be reduced in accordance with the Company's By-Laws. Directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" shall not be counted for purposes of the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.



        The following table lists information with respect to the nominees for election as Directors of the Company.



                        NAME               AGE                   POSITION
                        ----               ---                   --------
              Margaret Hayes Adame          61      Director


              Richard J. Cote               46      Executive Vice President and
                                                    Chief Operating Officer; Director

              Efraim Grinberg               43      President and Chief Executive
                                                    Officer; Director

              Gedalio Grinberg              69      Chairman of the Board of Directors

              Alan H. Howard                41      Director

              Donald Oresman                75      Director

              Leonard L. Silverstein        79      Director


        There are no family relationships between any of the Company's directors with the exception of Efraim Grinberg, who is the son of Gedalio Grinberg. There are no arrangements between any director and any other person pursuant to which any of them was elected a director.


        Ms. Hayes Adame was elected to the Board of Directors of the Company on September 8, 1993. Ms. Hayes Adame is the President of the Fashion Group International, Inc. which she joined in March 1993. From 1981 to March 1993, Ms. Hayes Adame was a senior vice president and general merchandise manager at Saks Fifth Avenue. She is also a member of the board of directors of International Flavors & Fragrances, Inc.


        Mr. Cote joined the Company in January 2000 as Executive Vice President - Finance and Administration. On May 15, 2001 Mr. Cote's title was changed to Executive Vice President - Chief Operating Officer. Prior to joining the Company, Mr. Cote worked for Colgate-Palmolive, where, from 1998 to 2000 he was Vice President and Chief Financial Officer for U.S. operations, and from 1993 to 1998, he was Vice President and Chief Financial Officer for Asia/Pacific operations.

        Mr. E. Grinberg joined the Company in June 1980 and served as the Company's Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. In 1988, Mr. E. Grinberg was elected to the Board of Directors of the Company. From June 1990 to October 1995, Mr. E. Grinberg served as the Company's President and Chief Operating Officer and since October 1995 served
as the Company's President.   On May 15, 2001 Mr. E. Grinberg was elected to
the position of President and Chief Executive Officer. Mr. E. Grinberg also serves on the board of directors of the American Watch Association and the Jeweler's Security Alliance.

        Mr. G. Grinberg founded the Company in 1961 and is the Chairman of the Board of Directors. Mr. G. Grinberg served as the Company's Chief Executive Officer until May 15, 2001.

        Mr. Howard was elected to the Board of Directors of the Company in September 1997. Mr. Howard is a Managing Director of Credit Suisse First Boston Corporation, which he joined in 1986. Prior to 1986, Mr. Howard worked with the James River Corporation and the Dixie Products Group of American Can Company.

        Mr. Oresman has served on the Board of Directors of the Company since 1981. He was Executive Vice President and General Counsel of Paramount Communications, Inc., a publishing and entertainment company, from December
1983 until his retirement in March 1994.   Prior to December 1983, Mr. Oresman
was engaged in the practice of law as a partner of Simpson Thacher & Bartlett where he is now Of Counsel.

        Mr. Silverstein has served on the Board of Directors of the Company since 1975. He has been engaged in the practice of law at Silverstein and Mullens, a division of Buchanan Ingersoll, in Washington, D.C., for over 40 years. Mr. Silverstein also serves as Vice President and Director of Tax Management, Inc., a wholly owned subsidiary of BNA, Inc., and a director of Chevy Chase Federal Savings Bank. He is a former Vice Chairman and currently honorary trustee of the John F. Kennedy Center for the Performing Arts, Past President of the Alliance Francaise of Washington, a director of the National Symphony Orchestra Association and a trustee of the White House Historical Association.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS
                              AND ITS COMMITTEES

        The Board of Directors held six meetings during fiscal 2001.   Each
director attended every meeting of the Board. The Board of Directors has two Committees, a Compensation Committee and an Audit Committee. Each committee is comprised solely of non-employee directors, namely, Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein.

        The Compensation Committee of the Board of Directors reviews remuneration levels for executive officers of the Company, reviews significant employee benefits programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee held one meeting in fiscal 2001 which was attended by all of the members of that committee.

        The Audit Committee of the Board of Directors recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any significant accounting changes made or contemplated, the effectiveness and efficiency of the Company's internal accounting staff and generally is responsible for all the matters as described in the Audit Committee's Charter. In addition, the Audit Committee meets periodically with the Company's Internal Audit staff with respect to internal control issues generally. The Audit Committee held four meetings in fiscal 2001 each of which was attended by all the members of that committee.

                            DIRECTOR COMPENSATION

        Directors who are not employees of the Company receive a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended. No executive officer of the Company receives any additional compensation for serving the Company as a member of the Board of Directors or any of its committees. In addition, non-employee Directors are eligible to receive stock awards under the 1996 Stock Incentive Plan, as amended. To date, Ms. Hayes Adame and Messrs., Howard, Oresman and Silverstein have each been awarded options to purchase 2000 shares of the Company's Common Stock under such amended plan, which were immediately vested upon the date of grant and expire after five years. All options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.


           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing and shall not otherwise be deemed filed under such acts.

        The Audit Committee consists of the following members of the Company's Board of Directors: Margaret Hayes Adame, Alan H. Howard, Donald Oresman and Leonard L. Silverstein. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A .

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 31, 2001 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the SEC.

    Members of the Audit Committee:

    Margaret Hayes Adame
    Alan H. Howard
    Donald Oresman
    Leonard L. Silverstein

    FISCAL 2001 AUDIT FIRM FEE SUMMARY

    Audit Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $392,000.

    Financial Information Systems Designs and Implementation Fees

    No fees were billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

    All Other Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services describe above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended January 31, 2001 were $411,000.

           PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP to be the Company's independent accountants for the year ending January 31, 2002, subject to ratification of such appointment by the Company's shareholders. PricewaterhouseCoopers LLP has served as the Company's independent accountants since fiscal year 1977. If the appointment of PricewaterhouseCoopers LLP is not approved by the shareholders, or PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, the Board will appoint other independent accountants subject to shareholder ratification.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the federal securities laws, the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), are required to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Executive officers, directors and 10% Stockholders of the Company are required by law to furnish the Company with copies of all forms so filed. Based solely on review of copies of such forms received or written representations that no other reports were required, the Company believes that, during the last fiscal year, its executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them with respect to their beneficial ownership of Capital Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has an agreement with Mr. Cote that provides for the continuation of his then applicable annual base salary paid bi-weekly for 24 months following Mr. Cote's termination of employment within two years after a change in control (defined as the acquisition by a person or group of more than 50% of the combined aggregate voting power represented by the Company's then outstanding shares; or certain mergers and asset sales; or a liquidation or dissolution), except that nothing is due if his termination is because of his death, disability or for cause.

        In connection with his resignation on December 5, 2000 as Senior Vice President and Chief Financial Officer, Kennith J. Adams entered into an agreement with the Company pursuant to which the Company agreed to forgive a $120,000 loan extended to Mr. Adams on July 10, 1998 and $ 19,949 of accrued interest thereon and agreed to make payments to Mr. Adams totaling $118,074. The last day of Mr. Adams' employment with the Company was January 31, 2001.

        In fiscal 1996, the Company entered into an agreement with a trust which owns an insurance policy issued on the lives of the Gedalio Grinberg and his spouse. The insurance policy provides for a death benefit of $27 million. The trustees of the trust are the three children of Mr. G. Grinberg and his spouse, namely, Efraim Grinberg, Alexander Grinberg, and Miriam Phalen. Under the agreement, the trust has assigned the insurance policy to the Company as collateral to secure repayment by the trust of interest free loans to be made annually by the Company to the trust in amounts sufficient for the trust to pay the premiums on the insurance policy (approximately $740,000 per annum). Under the agreement, the trust will repay the loans from the death benefit proceeds of the policy. At January 31, 2001 the Company had loaned the trust $3,842,636 under this agreement.

        See "Compensation Committee Interlocks and Insider Participation" for information regarding certain business relationships between the Company and Mr. Silverstein's law firm.

                              EXECUTIVE OFFICERS

        For detailed information concerning Richard Cote, Gedalio Grinberg and Efraim Grinberg, see the listing for each under the heading "Election of Directors" above. The names of the other executive officers of the Company (and their respective ages as of the filing date of this report) are set forth below together with the positions held by each during the past five years.




                 NAME                 AGE                    POSITION
                 ----                 ---                    --------
       Kennith C. Johnson              48       Senior Vice President and Chief
                                                Financial Officer

       Frank  V. Kimick                34       Vice President, Treasurer and
                                                Assistant Secretary

       Timothy F. Michno               44       Secretary and General Counsel


        Mr. Johnson was appointed Senior Vice President and Chief Financial Officer on December 5, 2000. Before joining the Company, Mr. Johnson was Vice President and Chief Financial and Administrative Officer at Precise International. Prior to that Mr. Johnson spent 14 years at C.R. Bard where he held a number of corporate financial positions. Mr. Johnson, a certified public accountant, also worked at Arthur Anderson LLP before joining C.R. Bard.


        Mr. Kimick joined the Company in 1996 as Assistant Treasurer and on
May 1, 2001 was promoted to Vice President - Treasurer.   Mr. Kimick is
responsible for worldwide treasury operations, banking relationships and all aspects of cash and risk management. Before joining the Company, Mr. Kimick had been the Treasurer for Sunshine Biscuits, Inc. and held several treasury and consulting positions at other organizations.


        Mr. Michno joined the Company in April 1992 and since then has served as its Secretary and General Counsel. He has been engaged in the practice of law for the past 18 years, immediately prior to joining the Company and since 1986, as an associate at the New York firm of Chadbourne & Parke. From 1988 to 1991 he served as a resident outside counsel to Fortune Brands, Inc. (formerly known as American Brands, Inc.), a consumer products company.

            PROPOSAL 3 - PROPOSAL TO APPROVE THE AMENDMENTS TO THE
                 MOVADO GROUP, INC. 1996 STOCK INCENTIVE PLAN


        The Movado Group, Inc. 1996 Stock Incentive Plan ("Plan") was established, effective as of September 24, 1993, as the North American Watch Corporation 1993 Employee Stock Option Plan. The Plan was amended and restated and renamed the Movado Group, Inc. 1996 Stock Incentive Plan, effective as of May 17, 1996. The Plan was further amended effective March 26, 1998. The aggregate number of shares of Common Stock ("Shares") available for issuance under the Plan is 2,000,000. As of May 15, 2001, awards representing 1,955,118 Shares had been granted under the Plan.

        On March 16, 2001 the Compensation Committee of the Board of Directors (the "Committee") further amended the Plan in order to further encourage Plan participants to become shareholders by adopting an option reload feature and also adopted, subject to shareholder approval, amendment number 3 to the Plan containing three amendments to the Plan (the "Amendments"), attached hereto as Appendix B. The Amendments (i) increase the number of Shares available for issuance as incentive awards ("Awards") under the Plan to 3,500,000 from 2,000,000; (ii) increase the maximum number of Shares that may be awarded to any single participant for the term of the Plan to 1,200,000 from 625,000; and
(iii) permit non-employees who have been retained by the Company as consultants or in some other capacity to receive Awards under the Plan. On March 16, 2001, the Committee and Board of Directors approved Awards of stock options for an additional 879,500 Shares, subject to shareholder approval of the Amendments.

        The Board of Directors believes that the approval of the Amendments by the shareholders is in the best interests of the Company and its shareholders.

        Approval of the Amendments requires the affirmative vote of the holders of a majority in voting power of the outstanding chares of Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENTS. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


SUMMARY OF THE PROVISIONS OF THE PLAN, AS AMENDED

        The following summary of the Plan, as amended, is qualified entirely by the specific language of the Plan. If the Amendments are approved by the shareholders, the Amendments will become effective as of March 16, 2001.

        The Plan is administered by the Committee, which consists of at least two or more "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. To the extent necessary to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee must also be a "non-employee director" within the meaning of the Exchange Act. The Committee has the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

        The number of Shares reserved for issuance under the Plan is 3,500,000. The maximum number of Shares that may be awarded to any single participant for the term of the Plan is 1,200,000.

        Awards under the Plan may be granted to officers, directors, executives and other key employees of the Company or its affiliates and to consultants or other individuals who provide services to the Company or its affiliates. Awards may be granted in the form of stock options ("Options"). Options awarded under the Plan may be either (i) incentive stock options ("ISOs") or (ii) non-qualified stock options ("NQSOs"). The Plan also permits Awards of (i) stock appreciation rights ("SARs"), (ii) Shares, and (iii) other Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the shares of the Company's Common Stock ("Other Stock-Based Awards"). All Awards granted under the Plan must be evidenced by an Award Agreement.

        The Committee may also, in its discretion, grant an Award of NQSOs with a reload feature that provides that if a participant exercises a NQSO using shares of Common Stock in payment of the exercise price, then the participant shall automatically be granted a new Option (a "Reload Option") to purchase that number of Shares equal to the number used in payment of the exercise price and the number withheld for tax in respect of the exercise. If determined by the Committee at the time of grant of the original Option, each Reload Option shall (i) contain additional reload options, (ii) expire on the expiration date of the original Option with respect to which the first Reload Option was granted, (iii) be exercisable six months from the grant date, and
(iv) require that the fair market value of the Common Stock on the date of exercise of the Option (including any previously granted Reload Option) with respect to which the new Reload Option will be granted is at least the greater of (a) $5 more than the exercise price of the Option or (b) 110% of the exercise price of the Option. In addition, Shares issued upon the exercise of a Reload Option may not be sold, pledged, transferred or otherwise encumbered by the optionee (except for gifts or testamentary transfers without consideration or transfers governed by the laws of descent and distribution) until after the expiration of two years from the date of such exercise, with the exception of Shares issued upon the exercise of a Reload Option to the extent necessary to allow the optionee to satisfy his or her tax liability incurred on account of the exercise of the Reload Option after taking into account any Shares withheld from such exercise for tax purposes.

        The exercise price of an Option may not be less than the 100% of the fair market value of the Shares on the date of grant (or 110% of fair market value in the case of ISOs granted to employees who hold more than 10% of the voting power of the Company's issued and outstanding Shares). An Option may not be exercised more than 10 years from the date of grant.

        A participant may exercise an Option by paying of the exercise price
(i) in cash, (ii) by certified check, (iii) by personal check, but only with the consent of the Committee, (iv) to the extent provided with the Award Agreement, through the delivery of, or attestation as to ownership of, unrestricted shares of Common Stock or an equivalent number of shares of Class A Common Stock convertible into an equivalent number of shares of Common Stock either (a) held by the optionee for at least six months, or (b) having such other characteristics as the Committee may prescribe, in each case having an aggregate fair market value on the date of exercise equal to the exercise price, (v) if authorized by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly to the Company or its designee an amount equal to the exercise price, or (vi) by any combination of the above methods of payment.

        The Committee may grant an Award of SARs in conjunction with any Award of Options or independent of an Option Award. SARs that are granted in conjunction with Option Award may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option and the SARs shall not be deemed an independent Award for purposes of determining the number of Shares available for grants. The exercise price of a SAR may not be less than the fair market value of a Share on the date or grant or, in the case of a SAR granted in conjunction with an Option, the exercise price may not be less than the exercise price of the related Option.

        Upon the exercise of a SAR, the grantee shall be entitled to receive with respect to each Share to which such SAR relates an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the exercise price of the SAR.

        The Plan also permits Awards of Shares and Other Stock-Based Awards. Awards of Shares are simply grants of Shares subject to such terms and conditions as the Committee may determine at the time of the grant. Other Stock-Based Awards are Awards that are valued, in whole or in part, on the fair market value of the shares of Common Stock and which are subject to any terms and conditions that the Committee may determine at the time of the grant. Other Stock-Based Awards may be granted in a manner that is deductible by the Company under Section 162(m) of the Code, and such Awards may be based upon stock price, market share, sales, earnings per share, return on equity or costs.

        Each Award will be non-transferable during the lifetime of the grantee of an Award, provided that, in the event Section 16 of the Exchange Act ceases to require Awards to be non-transferable, the Committee may amend the Plan to provide for such transfers.

        Whenever Shares are to be delivered pursuant to an Award, the grantee will be required to remit an amount sufficient to satisfy federal, state and local income tax withholding. Whenever cash is to be received by a grantee pursuant to an Award, the Company may, as a condition of payment, deduct the amount necessary to satisfy all federal, state and local income tax withholding attributable to the Award from the grantee's salary or any other payments due the grantee by the Company. The grantee may, however, elect to satisfy all or part of the foregoing withholding requirements by (i) delivery of unrestricted shares of Common Stock (a) owned by the grantee for at least six months (or such other period as the Committee may prescribe) or (b) having such other characteristics as the Committee prescribe, but in each case, the fair market value of the shares of Common Stock (determined as of the date of delivery by the grantee) shall be equal to all or part of the amount to be withheld, or (ii) if permitted by the Committee, by withholding Shares otherwise issuable pursuant to an Award.

        In the event there is a change in number of issued Shares due to a stock dividend, subdivision, combination, or any other capital adjustment that affects the Common Stock, the Committee may, in its discretion, adjust the number of Shares that may be issued pursuant to Awards, provided, however, that an ISO shall not be adjusted in a manner that would cause the ISO to fail to meet the requirements of Section 424 of the Code.

        In the event of a merger, reorganization, liquidation, sale of substantially all of the assets of the Company or a change in control of the Company, then the Committee may, in its discretion, notify the optionee that his or her Options will be canceled unless they are exercised within 30 days (or any other period as the Committee may determine) after the date of such notification, provided the Committee accelerates the vesting date of all the optionee's outstanding Options. The Committee may also provide that any conditions or restrictions on any other Award issued to a participant will lapse upon the occurrence of any of the aforementioned events.

        The Plan has a term of 10 years. The Board of Directors may suspend, amend, or terminate the Plan, in whole or in part, at any time. No amendment may be made without the approval of the shareholders if such approval is required by the rules under the Exchange Act, by any regulatory authority or by any stock exchange on which the Shares are listed. Furthermore, no amendment, suspension or termination of the Plan may, without the consent of a grantee, impair any of the rights or obligations under any Award previously granted to such grantee under the Plan.

        As of May 15, 2001, Awards for 871,814 Shares had been granted to executive officers and Awards for 1,083,304 Shares (all but 14,198 of which were in the form of Options) had been granted to employees, including all current officers who are not executive officers. The market value of each Share as of May 15, 2001 was $18.95.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS GRANTED UNDER THE
PLAN

        The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to the grant of Options under the Plan and does not attempt to describe all possible federal tax consequences of such participation. Furthermore, the tax consequences of Options and other Awards granted under the Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        ISOs. Options designated as ISOs are intended to fall within the provisions of Section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or the exercise of an ISO, and the Company is generally not entitled to a deduction at the time of the grant or exercise of an ISO. The difference between the exercise price of the ISO and the fair market value, at the time of exercise, of the shares acquired upon the exercise of an ISO may give rise to income that is subject to the alternative minimum tax. If an optionee does not dispose of the shares within either (i) two years following the date the ISO was granted, or (ii) within one year following the transfer of the shares upon exercise of the ISO, then any gain on the sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee within either of the above periods disposes of the shares (a "disqualifying disposition"), the optionee will realize ordinary income on the excess of the fair market value of the shares on the date of exercise over the option exercise price or, if less, the excess of the amount realized upon the disposition of the shares over the adjusted basis of the shares. (A different rule for measuring ordinary income may apply in the case of optionees who are subject to Section 16 of the Exchange Act.) Any further gain or loss realized on the sale or exchange of the shares will be taxable as long-term or short-term capital gain or loss depending upon the holding period of the shares. The holding period commences when the option is exercised. Any ordinary income recognized by the optionee upon disqualifying disposition of the shares will generally deductible by the Company for federal income tax purposes. Certain special rules apply if an ISO is exercised by tendering stock.

        NQSOs. Options that do not qualify as ISOs are treated as NQSOs and have no special tax status. An optionee generally recognizes no taxable income upon the grant of a NQSO. Upon the exercise of a NQSO the optionee generally recognizes ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares on the date of exercise. If the optionee is an employee, or was an employee at the time of the grant of the option, any ordinary income realized will generally be subject to income tax withholding and employment taxes. (A different rule for measuring ordinary income may apply in the case of optionees who are subject to Section 16 of the Exchange Act.) Upon the sale of stock acquired by the exercise of a NQSO, any gain or loss, based on the difference between the sale price and the fair market value of the share on the date the NQSO is exercised, will be taxed as short-term or long-term capital gain or loss depending on the holding period of the shares. The holding period commences when the option is exercised. No tax deduction is available to the Company upon the grant of a NQSO or the sale of the stock acquired pursuant to such grant. The Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the optionee as a result of the exercise of a NQSO. Certain special rules apply if a NQSO is exercised by tendering stock.


NEW PLAN BENEFITS

On March 16, 2001, the Committee and the Board of Directors granted, subject to shareholder approval of the Amendments, Awards for an additional 879,500 Shares under the Plan. The table below sets forth the number of options awarded to each of the following:

-----------------------------------------------------------------------------------------
NAME AND POSITION                             NUMBER OF OPTIONS
-----------------                             -----------------
-----------------------------------------------------------------------------------------
Gedalio Grinberg                              None
Chairman
-----------------------------------------------------------------------------------------
Efraim Grinberg                               400,000
President and Chief Executive Officer
-----------------------------------------------------------------------------------------
Richard Cote                                  240,000
Executive Vice President
and Chief Operating Officer
-----------------------------------------------------------------------------------------
Kennith C. Johnson                              2,000
Senior Vice President
Chief Financial Officer
-----------------------------------------------------------------------------------------
Timothy F. Michno                               5,000
Secretary and General Counsel
-----------------------------------------------------------------------------------------
Executive Group                               647,000
-----------------------------------------------------------------------------------------
Non-Executive Director Group                   12,000
-----------------------------------------------------------------------------------------
Non-Executive Officer Group                   140,000
-----------------------------------------------------------------------------------------
Employee Group                                 80,500
-----------------------------------------------------------------------------------------

All of the Options awarded to the Named Executive Officers, if approved, will be subject to vesting in one third increments over a three year period beginning on the first anniversary of the date of grant and the Options will expire on the tenth anniversary of the date of grant. The exercise price of such Options will be $14.38, the market price on March 16, 2001, the effective date of grant, except that of the 400,000 and 240,000 Options that would be granted to Mr. E. Grinberg and Mr. Cote, respectively, only 25% or 100,000 and 60,000 would be exercisable by Mr. E. Grinberg and Mr. Cote, respectively, at the market price on the grant date. The balance to be granted to them would be exercisable at prices between 20% and 50% more than the market price on March 16, 2001, specifically, one third would be exercisable at $17.26 per share, one third at $20.13 per share, and one third at $21.57 per share. The Committee set the exercise prices for such options at premiums above the grant date market price for the Shares as an added incentive to increase shareholder value. The number of options awarded to Mr. E. Grinberg and Mr. Cote on March 16, 2001 also represents what the Committee currently estimates to be the total that will be awarded to them for the next four years.

                            EXECUTIVE COMPENSATION

        The following summary compensation table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as such during and/or as of the end of the Company's last fiscal year (collectively, the "Named Executive Officers") during fiscal 2001, 2000, and 1999 (each fiscal year ending January 31) for services rendered in all capacities to the Company and its subsidiaries.





                         SUMMARY COMPENSATION TABLE (1)
                                                                             Long Term Compensation
                              Annual Compensation                                  Awards
                     --------------------------------------               --------------------------

                                                                       Restricted   Number of        All
                                                        Other Annual     Stock      Securities      Other
        Name and                                        Compensation     Awards     Underlying   Compensation
   Principal Position      Year  Salary ($) Bonus ($)       ($)         ($) (2)    Options (#)       ($)
------------------------- ------ ---------- ----------- -----------   ----------- ------------- -------------
Gedalio Grinberg           2001    650,000    250,000       0            1,000             0      349,762 (3)
 Chairman of the Board     2000    650,000          0       0              520             0      330,538
                           1999    650,000    250,000       0              500             0      256,483

Efraim Grinberg            2001    640,483    400,000       0           10,638             0       95,202 (4)
 President and Chief       2000    625,000          0       0           10,115        50,000       95,104
 Executive Officer         1999    625,000    250,000       0           10,143        50,000       92,117


Richard Cote               2001    400,000    300,000       0            7,037        30,000       45,889 (5)
 Executive Vice President  2000      7,692          0       0          337,500       200,000            0
 Chief Operating Officer


Kenneth J. Adams           2001    223,600          0       0            1,835             0      272,892 (6)
 Senior Vice President     2000    233,600          0       0            1,743         5,000       12,580
 And Chief Financial       1999    215,000     55,000       0           28,049         5,000       11,332
 Officer


Timothy F. Michno          2001    208,000     62,000       0            1,664         4,500       13,800 (7)
  Secretary and            2000    203,250          0       0            1,543         3,000       11,301
  General Counsel          1999    185,000     44,400       0           14,693         2,500        9,930


(1) The column designated by the United States Securities and Exchange Commission ("Commission") for the reporting of Long Term Incentive Plan Payouts has been deleted as no such compensation of a type required to be reported under such column was awarded to, earned by, or paid to any of the Named Executive Officers during the period covered by the table.

(2) At January 31, 2001 the aggregate number of share units of restricted stock held by each of the Named Executive Officers and the aggregate value thereof (based on the closing price of the Company's Common
        Stock as of January 31, 2001)  were  as  follows:   Mr. G.  Grinberg:
        65.57 share  units,   $1,000; Mr. E. Grinberg: 1,502.01 share units,
        $20,840;  Mr. Cote: 15,479.69 share units, $214,780;  Mr. Adams:
        1,264.52 share units, $17,545; and Mr. Michno: 738.48 share units, $10,246. All of the share units are phantom stock units granted under the Company's Deferred Compensation Plan for Executives ("Deferred Compensation Plan") except for 15,000, 1,000 and 500 granted, respectively, to Messrs. Cote, Adams, and Michno which are stock awards granted under the Company's 1996 Stock Incentive Plan to Messrs. Adams and Michno on March 26, 1998 and to Mr. Cote on January 17, 2000 and which vest 100% on the third anniversary of the grant date. The phantom stock units granted under the Deferred Compensation Plan ("Stock Units") vest 20% at the end of each calendar year beginning in the calendar year in which awarded, except that for participants 65 years or older, vesting is 100% at the
        end of the calendar year in which awarded.   Mr. G. Grinberg, who is
        the only Named Executive Officer 65 years or older, was awarded 65.57 Stock Units in January 2001. Mr. E. Grinberg was awarded 545.91,
        515.29 and 945.94 Stock Units in calendar years 1998, 1999 and 2000 respectively, and 68.10 Stock Units in January 2001. Mr. Cote was awarded 559.03 Stock Units in calendar year 2000 and 30.50 Stock Units in January 2001. Mr. Adams was awarded 91.57, 88.35 and 187.05 Stock Units in calendar years 1998, 1999 and 2000 respectively, and zero Stock Units in January 2001. Mr. Michno was awarded 77.67, 82.52 and 169.95 Stock Units in calendar years 1998, 1999 and 2000 respectively, and zero Stock Units in January 2001. No dividends accrue in respect of the Stock Units or the Stock Awards.


(3) Includes $159,322 in total annual premiums paid in respect of certain life insurance policies and one travel accident policy purchased for Mr. G. Grinberg by the Company. Under his arrangement with the Company, Mr. G. Grinberg is entitled to the cash surrender value under these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies. Also includes a $3,400 matching contribution made by the Company in respect of fiscal 2001 for the account of Mr. G. Grinberg pursuant to the Company's Employee Savings and Investment Plan ("401(k) Plan"). Also includes $119,640 accrued by the Company in respect of a Death and Disability Benefit Plan agreement with Mr. G. Grinberg. See "Contract with Chairman" below. Also includes a matching cash contribution of $53,920 and a non-cash contribution of 1,025.51 Stock Units valued at $13,480 (based on the closing prices of the Company's Common Stock on the grant dates) made by the Company for fiscal 2001 to Mr. G. Grinberg's account pursuant the Company's Deferred Compensation Plan.


(4) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2001 the account of Mr. E. Grinberg pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $52,154 and a non-cash contribution of 991.12 Stock Units valued at $13,038 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2001 to his account under the Company's Deferred Compensation Plan. Also includes $26,610 in total annual premiums paid in respect of certain life insurance policies purchased for Mr. E. Grinberg by the Company. Under his arrangement with the Company, Mr. E. Grinberg is entitled to the cash surrender value in respect of certain of these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies.

(5) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2001 for the account of Mr. Cote pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $34,462 and a non-cash contribution of 589.53 Stock Units valued at $8,027 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2001 to his account under the Company's Deferred Compensation Plan. As Mr. Cote became an officer of the Company on January 6, 2000 his fiscal 2000 compensation is for the period from that date through January 31, 2000.

(6) Includes a $3,400 matching cash contribution made by the Company in respect of fiscal 2001 for the account of Mr. Adams pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $9,175 and a non-cash contribution of 187.05 Stock Units valued at $2,294 (based on the closing prices of the Company's Common Stock on the grant dates) made by the Company in respect of fiscal 2001 for the account of Mr. Adams under the Company's Deferred Compensation Plan. Mr. Adams resigned from his position as Chief Financial Officer on December 5, 2000 but remained employed with the Company through January 31, 2001. The amount reported under "All Other Compensations" for him also includes $139,949 representing $120,000 of principal and $19,949 in accrued interest under a loan extended to him by the Company on July 10,1998 which, under the terms of Mr. Adams' agreement, the Company agreed to forgive, as well as $118,074 payable to him through July 2001.

(7) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2001 for the account of Mr. Michno pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $8,320 and a non-cash contribution of 169.95 Stock Units valued at $2,080 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2001 to his account under the Company's Deferred Compensation Plan.

CONTRACT WITH CHAIRMAN

        Under a Death and Disability Benefit Plan Agreement with Mr. G. Grinberg, dated September 23, 1994, in the event of Mr. Grinberg's death or disability while employed by the Company, the Company will pay to his spouse, if she is then living, an annual benefit equal to $300,000 (increased each year beginning October 1, 1995 by an amount equal to two percent of the benefit that would have been payable in the prior year). Benefits are payable for the lesser of 10 years or the life of Mr. Grinberg's spouse, and are payable only from the general assets of the Company. Neither Mr. Grinberg nor his spouse may assign the Agreement or any of the benefits payable thereunder and none of the benefits are payable to the estates or any of the heirs of Mr. Grinberg or his spouse.

        The Agreement provides that it automatically terminates in the event of the termination of Mr. Grinberg's employment with the Company for any reason other than his death or disability and further provides that it is not to be considered a contract of employment. For purposes of the Agreement "disability" means the inability of Mr. Grinberg to perform the duties pertaining to his job because of accident, sickness or other illness as determined by a majority of disinterested directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee was at all times during fiscal year 2001 comprised entirely of Directors who at no time were executive officers or employees of the Company. The Compensation Committee for fiscal year 2001 consisted of Margaret Hayes Adame, Alan H. Howard, Donald Oresman and Leonard L. Silverstein. Mr. Silverstein is a partner at the law firm of Silverstein & Mullens, a division of Buchanan & Ingersoll, P.C. That firm rendered legal services to the Company during fiscal 2001. No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any company whose executive officers include a member of the Board of Directors or the Compensation Committee.

FISCAL 2001 STOCK OPTION GRANTS

        The following table provides certain information regarding grants of stock options made during fiscal 2001 to the Named Executive Officers pursuant to the Company's 1996 Stock Incentive Plan. All such options become exercisable with respect to 20% of such options on each anniversary of the date of grant thus becoming fully exercisable on the fifth such anniversary.



                                                                                     GRANT
                                   INDIVIDUAL   GRANTS                            DATE VALUE (1)
                    ----------------------------------------------------------    --------------


                                    % OF TOTAL
                                    NUMBER OF
                      NUMBER OF     SECURITIES
                     SECURITIES     UNDERLYING
                     UNDERLYING      OPTIONS
                       OPTIONS      GRANTED TO     EXERCISE OR                      GRANT DATE
                       GRANTED     EMPLOYEES IN     BASE PRICE      EXPIRATION     PRESENT VALUE
      NAME               (#)       FISCAL YEAR        ($/SH)           DATE            ($)

------------         ----------     ---------       ----------      ----------      ----------
Gedalio Grinberg          0             0               -               -               0

Efraim Grinberg           0             0               -               -               0

Richard Cote           30,000          12.3           $8.50        May 17, 2010      138,600

Kenneth J. Adams          0             0               --              -                0

Timothy F. Michno       4,500           1.9           $8.50        May 17, 2010       20,790


        (1) The grant date present values set forth in the foregoing table were arrived at using the Black-Scholes option pricing model based on the following assumptions: volatility of 48% based on weekly closing prices of the underlying Common Stock for the period ending January 31, 2000; a risk free rate of return equal to 6.67% based on the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the expected term of the option prior to exercise (i.e. 7 years); a dividend yield of 0.86%; and a grant date of May 17, 2000. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontranferability or vesting over a period of five years. The dollar amounts under this column are the result of calculations using a certain option pricing model based on the foregoing assumptions and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUES

 The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of shares of Common Stock represented by unexercised stock options held by each of the Named Executive Officers as of January 31, 2001.





                                               NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                          SHARES                 UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                         ACQUIRED      VALUE      FISCAL YEAR END  (#)            AT FISCAL YEAR END ($)
                       ON EXERCISE   REALIZED     -------------------             ----------------------
          NAME             (#)          ($)    EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
          ----             ---          ---    -----------   -------------     -----------   -------------
Gedalio Grinberg......         0           0           0             0                 0               0
Efraim Grinberg........        0           0     247,500       115,000           970,688         130,125
Richard Cote............       0           0      40,000       190,000                 0         161,250
Kenneth J. Adams ......   29,063     136,208       6,375        13,000             2,717           1,811
Timothy F. Michno.....         0           0       2,788        10,275             4,478          29,218

                        COMPENSATION COMMITTEE REPORT

General

        The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of the four non-employee members of the Board. The Committee is responsible for reviewing and approving the Company's compensation policies affecting senior management, reviewing significant employee benefit programs and reviewing and administering the Company's 1996 Stock Incentive Plan.

        The compensation policies established by the Company and which were in effect during fiscal year 2001 are designed to enable the Company to attract, retain, motivate and appropriately reward a group of highly qualified individuals who are expected to contribute to the Company's continued success. The three primary components of executive compensation are salary, cash bonuses and stock based awards, including stock grants and stock options. The Committee reviews each component of executive compensation on an annual basis.

        To assist the Committee in its evaluation and approval of the Company's compensation policies for fiscal 2001, the Committee engaged a nationally recognized compensation consulting firm and reviewed its report and recommendations. That report included data relative to salary, bonus and long term incentive award levels provided by companies in the Industry Peer Group, described in the performance graph set forth below, as well as by other publicly traded companies engaged in comparable businesses or that are of comparable size. The Committee believes that the relevant market for executive and management level talent includes not only those companies comprising its Industry Peer Group but also other companies engaged in other business activities in other industries.

Base Salaries

        Base salary levels for members of the Company's senior management team are reviewed by the Committee in light of the Committee's assessment of the responsibilities relative to the position under consideration, as well as each individual's background, training, experience and by reference to the competitive marketplace for comparable talent. Annual increases in base salary levels, if warranted, are reviewed with reference to the executive officer's performance and the performance of the Company as a whole. Executive performance is evaluated by the Committee by reference to the extent to which specific individual and departmental goals and objectives are met. These goals and objectives vary from department to department and, within any single department, from individual to individual. Corporate performance is measured by the Committee by reference to the Company's achievement of pre-tax profit goals set at the beginning of the fiscal year.

Cash Bonuses

        Cash bonuses, the second key component of executive compensation, are intended to provide incentives to senior management in the short term to achieve certain operating results, which are generally determined at the beginning of the fiscal year and, typically, tied to net income results. By thus placing a significant percentage of each executive officer's compensation at risk, this approach creates a direct incentive for executive officers to achieve desired performance goals. Certain mid-level managers are also eligible to receive bonuses, which are used as an additional, incentive-based element of compensation dependent on corporate performance and individual merit.

        Considering that substantially all the corporate operating results that had been established as objectives at the beginning of fiscal 2001 were achieved, the Committee authorized 100% funding of the bonus pool for the fiscal year and the payment of individual bonus amounts in line with the achievement of those corporate results. Individual bonus amounts were also determined by reference to subjective criteria and the extent to which individual performance objectives were achieved.

Equity Based Plans

        Equity participation is the third key element of the Company's executive compensation program and is afforded to executive officers and certain employees primarily through stock options and/or other stock based awards granted under the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). In addition to the Incentive Plan, equity participation is also afforded to executives and certain key employees who participate in the Company's Deferred Compensation Plan as well as to all other employees, not eligible to participate in the Deferred Compensation Plan through the Company's Employee Stock Bonus Plan, adopted in fiscal 1999 ("Stock Bonus Plan").

        Options, and to a lesser extent stock awards, have been awarded under the Incentive Plan on the basis of the position held by the grantee, contributions already made by the person meriting recognition and, more importantly, the Company's expectations of the contribution the person will make over the long term to the Company's growth. All options granted under the Incentive Plan have an exercise price equal to the market value of the stock on the date of grant, generally vest yearly over five years and expire ten years from the date of grant. In addition, more than 98% of all shares of Common Stock granted under the Incentive Plan are, in each case, subject to vesting requirements. Thus, option and stock grants are designed to retain executive officers and enhance shareholder value by aligning the financial interests of each executive officer or other key employee with the interests of the Company's shareholders over the long term.

        Under the Deferred Compensation Plan, participants' salary deferrals, up to either five or ten percent of base salary, are fully matched by the Company. Eighty percent of the match is in the form of cash and twenty percent is in the form of rights to Common Stock representing the number of shares (including fractional shares) of Common Stock that such twenty percent portion of the matching contribution could purchase based on the closing price of the Common Stock at the end of the month in which the contribution is made. Vesting in Company matching contributions is 20% per year. Distributions are made beginning in January following termination of the participant's employment and are in ten annual installments unless the Company determines to make them in a lump sum.

        Under the terms of the Stock Bonus Plan, the Company determines after the end of each fiscal year whether to contribute a discretionary amount towards the plan and if so how much. For fiscal 2001 the Company recorded an expense of $80,000 for this plan. Each participant vests in 100% of their pro-rata portion (based on salary) of such contribution after five years or upon attaining retirement age if sooner. All distributions to plan participants are in the form of shares of Common Stock of the Company, with cash payments for any fractional share amounts.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL 2001

        The compensation paid to the Company's Chief Executive Officer ("CEO") in fiscal 2001 consisted primarily of salary and bonus.

        The CEO's salary for fiscal 2001 was approved by the Committee on the basis of its subjective evaluation of the CEO's performance for the year and the profitable performance of the Company. The performance measures used by the Committee in making its determination were the continued growth in pre-tax earnings and net sales and increases in operating income and gross margins.

        The bonus paid to the CEO for fiscal 2001 was approved by the Committee based upon its assessment of the CEO's individual performance in achieving certain strategic goals, specifically, the increase in net sales of the Company's core brands, the continued expansion of the Company's Movado Boutiques and development of Movado product line extensions. The Committee believes that a substantial portion of the CEO's bonus should be tied to the financial performance of the Company. Therefore, the CEO's bonus for fiscal 2001 was approved, in addition, on the basis of the Company's attainment of certain performance targets, specifically the achievement of earnings per share and net sales results.

 POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

        Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the CEO and the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's proposed 2001 Executive Performance Plan is structured such that if such plan is approved by the Company's shareholders, annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). However, neither that plan nor any equivalent plan was in effect in respect of the year ended January 31, 2001. In addition, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deduction under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company.









                                                   COMPENSATION COMMITTEE

                                                   Margaret Hayes Adame
                                                   Alan H. Howard
                                                   Donald Oresman
                                                   Leonard L. Silverstein

     PROPOSAL 4 - APPROVAL AND ADOPTION OF 2001 EXECUTIVE PEFORMANCE PLAN

        On March 16, 2001, the Compensation Committee of the Board of Directors of the Company unanimously approved the adoption of the Movado Group Executive Performance Plan (the "Executive Plan") and recommended that the Executive Plan be submitted to the Company's shareholders for approval at the Annual Meeting. The following summary is qualified in its entirety by reference to the complete text of the Executive Plan, which is attached hereto as Appendix C. Capitalized terms used but not defined herein shall have the meanings set forth in the Executive Plan.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1million paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers ("Named Executive Officers"), unless such payments are "performance-based" in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. The Board of Directors is recommending that the shareholders approve the material terms of the Executive Plan as described below. Subject to such approval, and if the applicable performance goals are satisfied, this proposal would enable the Company to pay performance-based compensation to Named Executive Officers of the Company and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Summary of the Executive Plan

        PURPOSE

        The purpose of the Executive Plan is to establish a program of incentive compensation for the Named Executive Officers that is directly related to the performance results of the Company. The Executive Plan provides for annual incentives to be awarded to Named Executive Officers, as described below.

        ADMINISTRATION

        The Executive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two or more members of the Board, each of whom is required to be an "outside director" (within the meaning of Section 162(m) of the Code). The Committee has the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Executive Plan, including authority to establish the maximum bonus award which may be earned by each Named Executive Officer, to establish the performance goals upon which such bonus awards shall be based, calculate and determine each Named Executive Officer's level of attainment of such performance goals, and calculate the bonus award for each Named Executive Officer based upon such level of attainment.

        The Executive Plan will be effective as of February 1, 2001, subject to approval of the stockholders, as requested herein. The Executive Plan will terminate on January 31, 2007.

        BONUS AWARDS AND PERFORMANCE GOALS

        The Executive Plan provides that for each fiscal year (the "Performance Period"), no bonuses shall be payable thereunder to the Named Executive Officers unless the Company's earnings per share for the Performance Period, calculated in accordance with generally accepted accounting principals as consistently applied by the Company ("EPS"), equal or exceed the EPS target (the "Performance Goal") for the Performance Period. If the Performance Goal is met or exceeded for any Performance Period, the maximum aggregate bonus amount payable to all of the Named Executive Officers may not exceed a total of $5 million which also means that no individual Named Executive Officer may receive more than that amount for any Performance Period and if that total maximum amount were to be paid to any one such Named Executive Officer for any Performance Period then the others could not be paid any bonus under the Executive Plan. The Committee retains the right to reduce or eliminate entirely any bonus payments to any or all of the Named Executive Officers. If the minimum Performance Goal for a Performance Period is not met, no bonus payments will be made to the Named Executive Officers under the Executive Plan.

        If the Committee expressly permits, a recipient of a cash bonus under the Executive Plan may elect to receive, in lieu of a portion of such bonus that would otherwise be paid in cash, shares of Common Stock of the Company equal to one-hundred twenty percent of the of the amount that would otherwise be paid in cash.


AMENDMENT TO PLAN

        The Committee may amend, suspend or terminate the Executive Plan at any time; provided that no amendment may be made without the approval of the Company's shareholders if the effect of such amendment would be to cause outstanding or pending bonus awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Code to cease to qualify for such exception.

NEW PLAN BENEFITS

        Because amounts payable under the Executive Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any will be received by any of the Named Executive Officers with respect to the 2001 fiscal year under the Executive Plan.

REQUIRED VOTE

        The Treasury Regulations promulgated under Section 162(m) of the Code require the affirmative vote of a majority of the votes cast on the issue at a Meeting to approve the Executive Plan.

        Approval of the Executive Plan requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE EXECUTIVE PLAN. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice.

PERFORMANCE GRAPH

        The performance graph set forth below compares the cumulative total shareholder return of the Company's Common Stock for the last five fiscal years through the fiscal year ended January 31, 2001 with that of the Broad Market (CRSP Total Return Index for the NASDAQ Stock Market) and a peer group index comprised of the following five companies: Swiss Army Brands, Inc., Fossil Inc., Gucci Group NV, Tiffany & Co. and Friedmans Inc. (the "peer
group").   The returns of each company in the peer group index have been weighted according to the respective issuer's stock market capitalization. Each graph assumes an initial investment of $100 on January 31, 1995 and the reinvestment of dividends (where applicable).





                             [PERFORMANCE GRAPH]


                                             01/1996  01/1997   01/1998  01/1999  01/2000   01/2001
                                             -------  -------   -------  -------  -------   -------
MOVADO GROUP, INC                            100.0    120.8      218.6    259.5     194.6    143.3
NASDAQ STOCK MARKET (US COMPANIES)           100.0    131.1      154.7    242.1     378.3    265.0
SELF-DETERMINED PEER GROUP                   100.0    145.4      106.4    172.5     304.9    287.6

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        The Company's By-Laws set forth procedures requiring that any shareholder wishing to bring business before an annual meeting of shareholders, including the nomination of candidates to the Board of Directors, give timely written notice to the Secretary of the Company. To be timely such notice must be delivered personally or mailed to and received at the Company's principal executive offices not less than 60 or more than 90 days before the annual meeting, except that, if less than 70 days notice or prior public disclosure of the annual meeting date is given to shareholders, notice by a shareholder is timely if received not later than the close of business on the 10th day after the date notice of the annual meeting was mailed or public disclosure thereof was made.

        Shareholders' proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than January 25, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


OTHER MATTERS

        The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.

        Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended January 31, 2001, as filed with the Securities and Exchange Commission. Requests should be directed to Frank Kimick, Treasurer, Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.






                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Timothy F. Michno
                                        Secretary and General Counsel








Lyndhurst, New Jersey
May 25, 2001





IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE

URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                    APPENDIX A

                              MOVADO GROUP, INC.
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                   CHARTER

I.      PURPOSE

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

        - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

        - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

        - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

        The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

        Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.3 below.

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No.61 ("SAS No. 61").

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. At least two (2) members of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the Corporation's internal audit staff the adequacy and effectiveness of the Corporation's internal control practices, procedures and processes.


Independent Accountants

5. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6.      Oversee independence of the accountant by:

        - Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

        - Reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

        - Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

7. Based on the review and discussions referred to in section IV.2 and IV.6, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

8. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department.

10. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

11. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General

12. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

13. Report through its Chairperson to the Board following meetings of the Audit Committee.

14. Maintain minutes or other records of meetings and activities of the Audit Committee.




(Last revised 4/16/01)

                                                                    APPENDIX B

                            AMENDMENT NUMBER 3 TO
                           MOVADO GROUP, INC. 1996
                             STOCK INCENTIVE PLAN


The Board of Directors of Movado Group, Inc,, a New York corporation (the "Company") hereby adopts this Amendment Number 3 to the Company's 1996 Stock Incentive Plan, as previously amended, (the "Plan") effective upon approval by the holders of a majority in voting power of the outstanding shares of common stock and class A common stock of the Company present in person or represented by proxy and entitled to vote at the next annual meeting of shareholders, currently scheduled to be held June 19, 2001.


        1. Section 3 of the Plan is hereby amended to read in its entirety as follows: "3 Eligibility. Awards under the Plan may be granted to such officers, directors and executive, managerial, professional, or other key employees of the Company or its Affiliates and to such non-employee individuals with whom the Company or any of its Affiliates contracts to perform consulting or other services as the Committee shall from time to time in its sole discretion select".

        2. In Section 4(a) of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof "Subject to Section 13 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Stock upon which Awards may be based shall not exceed 3,500,000 shares".

        3. Section 4(b) of the Plan is deleted in its entirety and the following is substituted in lieu thereof: "Subject to Section 13 (relating to adjustments upon changes in capitalization), the total number of shares of Stock in respect of which Awards may be granted to any one participant under the Plan for the term of the Plan shall not exceed 1,200,000 shares of Stock."


Upon the effectiveness of the foregoing amendments to the Plan, all references to the Plan shall be deemed to mean the Plan as amended hereby.

                                                                    APPENDIX C

                MOVADO GROUP, INC. EXECUTIVE PERFORMANCE PLAN


I.      Purpose

        The purpose of the Plan is to establish a program of incentive compensation for the Company's Covered Employees that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

II      Definitions

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMITTEE" means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an "outside director" (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee.

        "COMPANY" means Movado Group, Inc. and each of its subsidiaries.

        "CONVERTED CASH AMOUNT" shall have the meaning set forth in Article IV.

        "COVERED EMPLOYEES" means the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company whose compensation is required to be disclosed under Item 402 of Regulation S-K pursuant to the Securities Exchange Act of 1934, as amended, such other officers currently being the Chairman, the Chief Operating Officer, the Chief Financial Officer and the Secretary/General Counsel.

        "DESIGNATED BENEFICIARY" means the beneficiary or beneficiaries designated in accordance with Article XII hereof to receive the amount, if any, payable under the Plan upon the Covered Employee's death.

        "BONUS AWARDS" means the awards which are intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VI and which shall be payable under this Plan for any Performance Period only if the Performance Criteria for such Performance Period are met or exceeded and if and to the extent the Committee, in its discretion, authorizes such payment to be made. Bonus Awards for all Covered Employees may not exceed, in the aggregate, the maximum amount of five million dollars ($5 million) in any Performance Period. Necessarily, therefore, no individual Named Executive Officer may receive more than that amount for any Performance Period and if the total maximum aggregate Bonus Awards amount of $5 million were to be paid to any one such Named Executive Officer for any Performance Period then the others could not be paid any Bonus Awards.

        "PERFORMANCE CRITERIA" means the Company's targeted earnings per share for the applicable Performance Period, calculated in accordance with generally accepted accounting principles as consistently applied by the Company, as established by the Committee on or before April 30 such Performance Period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to
Section 162(m) of the Code.

        "PERFORMANCE PERIOD" means each fiscal year of the Company beginning with fiscal 2002.

        "PLAN" means the Movado Group, Inc. Executive Performance Plan.

III.    Administration

        Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

IV.     Bonus Awards

        The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Covered Employee and communicate such award levels and goals to each Covered Employee prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Covered Employee based upon the level of attainment of his or her goals during the applicable Performance Period. In no event shall the Committee have any discretion to increase the Bonus Awards payable to the Covered Employees but the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Covered Employee and the Bonus Award to be made to each Covered Employee.

        The Committee reserves the right to permit any of the Covered Employees to elect, upon written notice of such election including notice of the Converted Cash Amount (as defined below) sent to the Company attention VP Human Resources, within five (5) business days after the date of notification ("Notification Date") of the amount of his or her bonus, to receive in lieu of a percentage of such bonus that would otherwise be paid in cash (the "Converted Cash Amount"), a number of shares of common stock of the Company not to exceed (as near as may be without fractional shares) one hundred twenty percent of the Converted Cash Amount based on the closing price per share of such stock as quoted on the New York Stock Exchange (or such other exchange on which the shares then be listed) on the Notification Date.

V.      Payment of Bonus Awards

        Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash or as otherwise permitted by the Committee and elected by any Covered Employee, in shares of Common Stock of the Company equal to the Converted Cash Amount. Bonus Award amounts earned but not yet paid will not accrue interest.

VI.     162(m) Requirements

        Each Bonus Award awarded under the Plan shall meet the criteria for qualification as a 162(m) award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

        1. No Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

        2. No Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an "outside director" (within the meaning of Section 162(m) of the Code).

        3. The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

        4. No Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

        5. Bonus Awards for all Covered Employees may not exceed in the aggregate the maximum amount of five million dollars ($5 million) in any Performance Period.

VII.    Termination of Employment

        A Covered Employee shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Covered Employee is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Covered Employee's death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Covered Employee's Designated Beneficiary or, if there is none living, to the estate of the Covered Employee.

VIII.   Reorganization or Discontinuance

        The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Covered Employees' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

        If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Covered Employees then entitled thereto.

IX.     Non-Alienation of Benefits

        Covered Employee may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

X.      No Claim or Right to Plan Participation

        No employee or other person shall have any claim or right to be selected as a Covered Employee under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

XI.     Taxes

        The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XII.    Designation and Change of Beneficiary

        Each Covered Employee may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Covered Employee. Such designation shall be in writing to the Committee. A Covered Employee may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Covered Employee's death, and in no event shall it be effective as of a date prior to such receipt.




XIII.   Payments to Persons Other Than the Covered Employee

        If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIV.    No Liability of Committee Members

        No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

XV.     Termination or Amendment of the Plan

        The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company's shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code. The Plan will automatically terminate on January 31, 2007; provided, however, that any Bonus Awards granted prior to January 31, 2007 shall continue to be governed by the terms of the Plan.

XVI.    Unfunded Plan

        Covered Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Covered Employee, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

        The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.


XVII.   Governing Law

        The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

XVIII.  Effective Date

        The effective date of the Plan is February 1, 2001.

        As Adopted by the Compensation Committee of the Board of Directors of Movado Group, Inc. at a Meeting held on March 16, 2001.

      MOVADO GROUP, INC.                       PROXY/VOTING INSTRUCTION CARD
      _________________________________________________________________________

         This proxy is solicited on behalf of the Board of Directors of MOVADO
                      GROUP, INC. for the Annual Meeting on June 19, 2001

     The undersigned appoints Timothy F. Michno and Howard Regenbogen, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Movado Group, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on June 19, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, if no direction is given, this proxy will be voted FOR proposals 1,2,3 and 4.




                                                     MOVADO GROUP, INC.
                                                     P.O. BOX 11346
                                                     NEW YORK, N.Y. 10203-0346





            (Continued, and to be signed and dated on reverse side.)

________________________________________________________________________________

   MOVADO GROUP, INC.                                NOTICE OF ANNUAL MEETING
                                                          OF SHAREHOLDERS
                                                     TO BE HELD JUNE 19, 2001
    125 CHUBB AVENUE
   LYNDHURST, NJ 07071

   Dear Shareholder:

   The Annual Meeting of Shareholders of Movado Group, Inc. will be held at 10:00 a.m. on Tuesday, June 19, 2001, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York City, for the following purposes:

     1. To elect seven directors to the Board of Directors.
     2. To ratify selection of independent public accountants.
     3. To amend the Company's 1996 Stock Incentive Plan.
     4. To approve a performance based executive bonus plan.

   Only holders of Common Stock and Class A Common Stock of Movado Group, Inc. of record at the close of business on May 11, 2001 will be entitled to vote at the meeting of any adjournment thereof.

   To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                       BY ORDER OF THE BOARD OF DIRECTORS

May 25, 2001                           TIMOTHY F. MICHNO
                                       General Counsel and Secretary

                            Detach Proxy Card Here
--------------------------------------------------------------------------------

1. Election of   FOR all nominees    WITHHOLD AUTHORITY to vote      *EXCEPTIONS
   Directors     listed below        for all nominees listed below

   Nominees: Gedalio Grinberg, Efraim Grinberg, Margaret Hayes-Adame, Richard Cote, Alan H. Howard, Donald Oresman and Leonard L. Silverstein

   *Exceptions__________________________________________________________________
   INSTUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.

2. To ratify and approve the Selection     3. To approve amendments to the Com-
   by the Board of Directors of Price         pany's 1996 Stock incentive Plan.
   waterhouseCoopers LLP as independent
   public accountants for the Company         FOR      AGAINST      ABSTAIN
   for the fiscal year ending January 31,
   2002.                                   In their discretion the Proxies are
                                           authorized to vote upon such other
      FOR      AGAINST      ABSTAIN        matters as may properly come before
                                           the meeting or any adjournment or
                                           postponement thereof.
4. To approve the adoption of the 2001
   Executive Performance Plan.

      FOR      AGAINST      ABSTAIN                    Change of Address and
                                                       or comments Mark Here

                                          The signature of this proxy should
                                          correspond exactly with stockholder's
                                          name as printed to the left. In the
                                          case of joint tenancies, co-executors,
                                          or co-trustees, both should sign.
                                          Persons signing as Attorney, Executor,
                                          Administrator, Trustee or Guardian
                                          should give their full title.

                                          Dated:________________________, 2001


                                          ____________________________________
                                                        Signature


                                          ____________________________________
                                                        Signature

                                          Votes MUST be indicated
Please sign, Date and Return the Proxy    (x) in Black or Blue ink.
Promptly Using the Enclosed Envelope.

________________________________________________________________________________
                              Please Detach Here
                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Enevlope